ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                  AZL[{reg-trade-mark}] DAVIS NY VENTURE FUND
                  AZL[{reg-trade-mark}] LEGG MASON GROWTH FUND


PROSPECTUS DATED SEPTEMBER __, 2008

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")
Shares of each Fund are sold exclusively to certain insurance companies in connection with particular variable annuity contracts and/or variable life insurance policies they issue. The insurance companies invest in shares of the Funds in accordance with instructions received from owners of the applicable annuity or life insurance contract.

This Prospectus must be accompanied or preceded by a current prospectus for the variable annuity contracts or variable life insurance policies that invest in the Funds.

QUESTIONS?
CALL TOLL FREE AT 1-877-833-7113 OR CONTACT YOUR INVESTMENT REPRESENTATIVE.
The Securities and Exchange Commission has not approved or disapproved the shares described in this Prospectus or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may contain information on Funds not available under your variable annuity contract or life insurance policy. Please refer to your variable annuity contract or life insurance policy prospectus for information regarding the investment options available to you.

THESE SECURITIES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK OR AN AFFILIATE OF ANY BANK, NOR ARE THEY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), OR ANY OTHER AGENCY OF THE UNITED STATES, OR ANY BANK OR AN AFFILIATE OF ANY BANK; AND ARE SUBJECT TO INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF VALUE.

AZL is a registered trademark of Allianz SE, which is the ultimate owner of the Manager.



             Not FDIC Insured * May Lose Value * No Bank Guarantee










                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

TABLE OF CONTENTS                                         ALLIANZ VIP FUNDS




TABLE OF CONTENTS

OVERVIEW................................................................3
  AZL[{reg-trade-mark}] Davis NY Venture Fund...........................4
  AZL[{reg-trade-mark}] Legg Mason Growth Fund..........................7

PRINCIPAL INVESTMENT RISKS.............................................10

MORE ABOUT THE FUNDS...................................................13
  Temporary Defensive Positions........................................13

FUND MANAGEMENT........................................................14
  The Manager..........................................................14
  The Subadvisers of the Funds.........................................14
  The Portfolio Managers of the Funds..................................14
  More Information About Fund Management...............................15
  Duties of the Manager and Subadvisers................................15
  Payments to Affiliated Insurance Companies...........................15
  Transfer Supported Features of Certain Annuity Contracts.............16
  Management Fees......................................................16
  Legal Proceedings....................................................16
  The Administrator and Distributor....................................16
  The Custodian........................................................17

SHAREHOLDER INFORMATION................................................18
  Pricing of Fund Shares...............................................18
  Purchase and Redemption of Shares....................................18
  Market Timing........................................................19
  Distribution (12b-1) Fees............................................19
  Dividends, Distributions and Taxes...................................19

FINANCIAL HIGHLIGHTS...................................................21


                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

OVERVIEW                                                  ALLIANZ VIP FUNDS




OVERVIEW
This prospectus describes two separate investment portfolios (together, the "Funds" and each individually, a "Fund") of the Allianz Variable Insurance Products Trust (the "VIP Trust"). Within the scope of an investment program approved by the Board of Trustees to the VIP Funds (the "Board" the "Trustees" or the "Board of Trustees"), the Funds are managed by Allianz Investment Management LLC (the "Manager"), which in turn has retained certain asset management firms (the "Subadvisers") to make investment decisions on behalf of the Funds. The Manager was formerly known as Allianz Life Advisers, LLC. The Manager selected each Subadviser based on the Subadviser's experience with the investment strategy for which it was selected. Set forth below are the Funds and the corresponding Subadviser. The VIP Trust provides investment vehicles for variable annuity contracts and variable life insurance policies offered by the separate accounts of various life insurance companies affiliated with the Manager. The separate accounts buy, and own, shares of the Funds on behalf of owners of variable annuity contracts and variable life insurance policies who direct purchase payments to subaccounts of the separate accounts that invest in the Funds. Therefore, you cannot directly purchase, nor will you directly own, shares of the Funds.

The Funds may have a name, investment objective, investment strategies, portfolio manager(s), and characteristics that are substantially similar to other mutual funds. However, the asset size, portfolio composition, fees, and expenses of the Funds may be different from those of the similar funds, and performance may be better or worse. No representation is made that the Funds will perform in an equivalent manner to the similar funds. Other funds may be added or removed from the VIP Trust from time to time.

The Trustees have authorized the Trust to issue two classes of shares, Class 1 and Class 2, for the AZL Davis NY Venture Fund. Class 1 shares are not subject to a 12b-1 distribution fee (see "Distribution (12b-1) Fees" in the "Shareholder Information" section of this prospectuses), while Class 2 shares are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets attributable to Class 2 shares. Currently, only Class 2 shares of the Davis NY Venture Fund are available under variable annuity contracts and variable life insurance polices that offer funds with multiple classes as investment options. Class 1 shares of the Davis NY Venture Fund may be made available in the future to certain variable annuity contract owners and variable life insurance policy owners.

THE INVESTMENT OBJECTIVE OF EACH FUND, EXCEPT THE AZL MONEY MARKET FUND, MAY BE CHANGED BY THE TRUSTEES WITHOUT SHAREHOLDER APPROVAL.

The following is a summary of certain key information that describes each Fund's objectives, principal investment strategies, principal investment risks and certain fees and expenses.



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

RISK/RETURN SUMMARY             AZL[{reg-trade-mark}] DAVIS NY VENTURE FUND




AZL[{reg-trade-mark}] DAVIS NY VENTURE FUND

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL Davis NY Venture Fund is long-term growth of capital.

Under normal circumstances, the Fund invests the majority of its assets in equity securities issued by large companies with market capitalizations of at least $10 billion. The Subadviser tries to identify businesses that possess characteristics it believes foster the creation of long-term value, such as proven management, a durable franchise and business model, and sustainable competitive advantages. The Subadviser aims to invest in such businesses when they are trading at a discount to their intrinsic worth.

The Subadviser selects companies with the intention of owning their stocks for the long term. The Fund has the ability to invest a limited portion of its assets in companies of any size, to invest in foreign securities, and to invest in non-equity securities. The Subadviser considers selling securities if it believes the stock's market price exceeds the Subadviser's estimates of intrinsic value, or if the ratio of the risks and rewards of continuing to own the company is no longer attractive.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


For more information about Temporary Defensive Positions, see "More About the Funds."


PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective. The Fund faces the following general risks which are described in the section "Principal Investment Risks" later in this prospectus:
* MARKET RISK
* ISSUER RISK
* SELECTION RISK
* FOREIGN RISK
* EMERGING MARKETS RISK
* HEADLINE RISK
* INDUSTRY SECTOR RISK

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio holdings is included in the SAI.


WHO MAY WANT TO INVEST?

CONSIDER INVESTING IN THIS FUND IF YOU ARE:           THIS FUND MAY NOT BE APPROPRIATE FOR SOMEONE:
* Seeking long-term growth of capital                 * Worried about the possibility of sharp price swings and dramatic market declines
* More comfortable with established, well-known       * Interested in earning current income
  companies
* Investing for the long term                         * Investing for the short term

RISK/RETURN SUMMARY             AZL[{reg-trade-mark}] DAVIS NY VENTURE FUND




                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

RISK/RETURN SUMMARY             AZL[{reg-trade-mark}] DAVIS NY VENTURE FUND

PERFORMANCE INFORMATION
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year, 5 years, and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

PERFORMANCE BAR CHART AND TABLE (CLASS 2 SHARES)
Performance information is presented for Class 2 shares only because Class 1 shares had not commenced operations as of December 31, 2007.

[graphic ommitted: Graph - Calendar Year Total Return: 2002: -24.18%; 2003: 29.43%; 2004: 10.56%; 2005: 9.68%; 2006: 13.91%; 2007: 4.15%]



    HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART) Highest (Q2, 2003) 16.61%
 Lowest (Q3, 2002)  -17.49%

For the six-month period ended June 30, 2008, the Fund's Total return was -
23.28%

AVERAGE ANNUAL TOTAL RETURNS

                                               ONE YEAR ENDED   FIVE YEARS ENDED    SINCE
                                    INCEPTION DECEMBER 31, 2007 DECEMBER 31, 2007 INCEPTION
AZL Davis NY Venture Fund (Class 2) 11/5/2001       4.15%            13.24%         6.55%
Russell 1000 Value Index                           -0.17%            14.63%         9.80%

The performance of Class 2 shares of the Fund is compared to the Russell 1000 Value Index, an unmanaged index that measures the performance of the certain securities found in the Russell universe with less-than-average growth orientation and low price-to-book and earnings ratios. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided by the Fund. Investors cannot invest directly in an index, although they can invest in the underlying securities.




                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008
                                       5

RISK/RETURN SUMMARY             AZL[{reg-trade-mark}] DAVIS NY VENTURE FUND




FEES AND EXPENSES
Fees and Expenses are presented for Class 2 shares only because Class 1 shares had not commenced operations as of December 31, 2007.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following expense table indicates the estimated expenses that an investor will incur as a shareholder of the Fund during the current fiscal year. These expenses are reflected in the share price of the Fund. The tables below only reflect Fund expenses. Since the Funds are offered exclusively for variable contracts, there are also additional separate account expenses that would apply. If applicable separate account expenses were included, overall expenses would be higher.

                                            CLASS 2
 Management Fee[(1)]                         0.75%
 Distribution (12b-1) Fees[(2)]              0.25%
 Other Expenses                              0.09%
 Total Annual Fund Operating Expenses        1.09%
 Fee Waiver[(3)]                             0.00%
 Net Annual Fund Operating Expenses[(1)(3)]  1.09%

(1)Effective December 1, 2007, the Manager and the Fund entered into a written agreement whereby the Manager has voluntarily reduced the management fee to 0.75% on the first $100 million, and 0.70% thereafter through April 30, 2009. If this voluntary fee reduction were reflected in the table, the Net Annual Operating Expenses would be lower.
(2)The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940. The Fund pays Allianz Life Financial Services, LLC, the Fund's distributor, an annual fee of up to 0.25% of average daily net assets attributable to Class 2 shares as payment for distributing its Class 2 shares and providing shareholder services.
(3)The Manager and the Fund have entered into a written contract limiting operating expenses of Class 2 shares to 1.20% through April 30, 2009. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. To the extent that such reimbursements to the Manager are expected in the upcoming year, the amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the section of this prospectus "Distribution (12b-1) Fees" for more information. Also, see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

                  1 YEAR        3 YEARS       5 YEARS        10 YEARS
 CLASS 2           $111           $347          $601          $1,329


                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

RISK/RETURN SUMMARY            AZL[{reg-trade-mark}] LEGG MASON GROWTH FUND




AZL[{reg-trade-mark}] LEGG MASON GROWTH FUND

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL Legg Mason Growth Fund is maximum long-term capital appreciation with minimum long-term risk to principal.

The Fund invests primarily in common stocks or securities convertible into or exchangeable for common stock. The Subadviser currently anticipates that the Fund will not invest more than 25% of its total assets in foreign securities.

The Fund seeks to invest in companies that, in the Subadviser's opinion, are undervalued at the time of purchase. The selection of common stocks will be made through a process whereby companies are identified and selected as eligible investments by examining all fundamental quantitative and qualitative aspects of the company, its management and its financial position as compared to its stock price. This is a bottom up, fundamental method of analysis. The Subadviser's investment strategy is based on the principle that a shareholder's return from owning a stock is ultimately determined by the fundamental economics of the underlying business. The Subadviser believes that investors should focus on the long-term economic progress of the investment and disregard short-term nuances.

The portfolio manager sells securities when they have realized what the portfolio manager believes is their potential value or when the Subadviser believes that they are not likely to achieve that value in a reasonable period of time.

The Fund may engage in frequent trading in order to achieve its investment objectives.

The Fund is non-diversified. This means that the percentage of its assets invested in any single issuer is not limited by the 1940 Act. When the Fund's assets are invested in the securities of a limited number of issuers or it holds a large portion of its assets in a few issuers, the value of its shares will be more susceptible to any single economic, political or regulatory event affecting those issuers or their securities than shares of a diversified fund.

For temporary defensive purposes, the Fund may invest up to 100% of its assets in short-term U.S. Government securities, bank certificates of deposit, prime commercial paper and other high quality short-term fixed-income securities and repurchase agreements with respect to those securities. In addition, the Fund may hold cash reserves, when necessary, for anticipated securities purchases, shareholder redemptions or temporarily during periods when the Subadviser believes prevailing market conditions call for a defensive posture. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


For more information about Temporary Defensive Positions, see "More About the Funds."


PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective. The Fund faces the following general risks which are described in the section "Principal Investment Risks" later in this prospectus:
* NON-DIVERSIFICATION RISK
* MARKET RISK
* SELECTION RISK
* GROWTH STOCKS RISK
* FOREIGN RISK
* ISSUER RISK
* CONVERTIBLE SECURITIES RISK
* FREQUENT TRADING



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

RISK/RETURN SUMMARY            AZL[{reg-trade-mark}] LEGG MASON GROWTH FUND



A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio holdings is included in the SAI.

WHO MAY WANT TO INVEST?

CONSIDER INVESTING IN THIS FUND IF YOU ARE:                                               THIS FUND MAY NOT BE APPROPRIATE FOR
                                                                                          SOMEONE:
* Investing for long-term goals, such as retirement                                       * Needing current income
* Seeking long-term growth of capital                                                     * Seeking safety of principal
* Willing to accept the additional risk inherent in investing in a limited number of issuers

PERFORMANCE INFORMATION
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.
PERFORMANCE BAR CHART AND TABLE

[graphic ommitted: Graph - Calendar Year Total Return: 2003: 36.48%; 2004: 8.08%; 2005: 11.06%; 2006: 0.70%; 2007: 15.02%]




    HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART) Highest (Q2, 2003) 19.45%
 Lowest (Q2, 2006)  -8.43%

For the six-month period ended June 30, 2008, the Fund's Total return was -
14.38%

AVERAGE ANNUAL TOTAL RETURNS

                                      ONE YEAR ENDED               FIVE YEARS                SINCE
                           INCEPTION DECEMBER 31, 2007       ENDED DECEMBER 31, 2007       INCEPTION
AZL Legg Mason Growth Fund 5/1/2002       15.02%                     13.67%                 6.72%
Russell 1000 Growth Index                 11.81%                     12.11%                 6.48%


                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

RISK/RETURN SUMMARY            AZL[{reg-trade-mark}] LEGG MASON GROWTH FUND




The Fund's performance is compared to the Russell 1000 Growth Index, an unmanaged index that measures the performance of individual securities found in the Russell universe with higher price-to-book ratios and higher forecasted growth values. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services provided to the Fund. Investors cannot invest directly in an index, although they can invest in the underlying securities.


FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following expense table indicates the estimated expenses that an investor will incur as a shareholder of the Fund during the current fiscal year. These expenses are reflected in the share price of the Fund. The tables below only reflect Fund expenses. Since the Funds are offered exclusively for variable contracts, there are also additional separate account expenses that would apply. If applicable separate account expenses were included, overall expenses would be higher.

 Management Fee[(1)                        ]0.85%
 Distribution (12b-1) Fees[(2)             ]0.25%
 Other Expenses                             0.11%
 Total Annual Fund Operating Expenses[     ]1.21%
 Fee Waiver[(3)                            ]0.00%
 Net Annual Fund Operating Expenses[(1)(3) ]1.21%

(1)The Manager and the Fund have entered into a written agreement whereby the Manager has voluntarily reduced the management fee to 0.80% through April 30, 2009. If this temporary fee reduction were reflected in the table, the Net Annual Fund Operating Expense would be lower.
(2)The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940. The Fund pays Allianz Life Financial Services, LLC, the Fund's distributor, an annual fee of up to 0.25% of average daily net assets as payment for distributing its shares and providing shareholder services.
(3)The Manager and the Fund have entered into a written contract limiting operating expenses to 1.30% through April 30, 2009. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. To the extent that such reimbursements to the Manager are expected in the upcoming year, the amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the section of this prospectus "Distribution (12b-1) Fees" for more information. Also, see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waiver. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

 1 YEAR          3 YEARS         5 YEARS          10 YEARS
  $123            $384             $665             $1,466


                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

PRINCIPAL INVESTMENT RISKS




PRINCIPAL INVESTMENT RISKS
The following are general risks of investing in the Funds:

CONVERTIBLE SECURITIES RISK
* AZL     The values of the convertible securities in which the Fund may invest also will be affected by market interest rates, the
  Legg    risk that the issuer may default on interest or principal payments and the value of the underlying common stock into which
  Mason   these securities may be converted.  Specifically, since these types of convertible securities pay fixed interest and
  Growth  dividends, their values may fall if market interest rates rise, and rise if market interest rates fall.  Additionally, an
  Fund    issuer may have the right to buy back certain of the convertible securities at a time and at a price that is unfavorable to the Fund.

FOREIGN RISK
* Both  Because the Fund invests in securities of foreign issuers, it may be subject to risks not usually associated with owning
  of    securities of U.S. issuers.  These risks include, among others, adverse fluctuations in foreign currency values as well as
  the   adverse political, social and economic developments affecting a foreign country, including the risk of nationalization,
  Funds expropriation or confiscatory taxation.  In addition, foreign investing involves less publicly available information, and more volatile or less liquid securities markets.  Investments in foreign countries could be affected by factors not present in the U.S., such as restrictions on receiving the investment proceeds from a foreign country, confiscatory foreign tax laws, and potential difficulties in enforcing contractual obligations.  Transactions in foreign securities may be subject to less efficient settlement practices, including extended clearance and settlement periods.  Foreign accounting may be less revealing than U.S. accounting practices.  Foreign regulation may be inadequate or irregular.  Owning foreign securities could cause the Fund's performance to fluctuate more than if it held only U.S. securities.

EMERGING MARKETS RISK
* AZL      Emerging markets may have less developed trading markets and exchanges. Emerging countries may have less developed legal
  Davis NY and accounting systems and investments may be subject to greater risks of government restrictions of withdrawing the
  Venture  sales proceeds of securities from the country. Economies of developing countries may be more dependent on relatively few
  Fund     industries that may be highly vulnerable to local and global changes. Governments may be more unstable and present greater risks of nationalization or restrictions on foreign ownership of stocks of local companies. These investments may be substantially more volatile than stocks of issuers in the U.S. and other developed countries and may be very speculative.


                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

PRINCIPAL INVESTMENT RISKS




FREQUENT TRADING
* AZL     The Fund may actively and frequently trade its portfolio securities. High portfolio turnover (100% or more) results in
  Legg    higher transaction costs and can adversely affect the Fund's performance.
  Mason
  Growth
  Fund

GROWTH STOCKS RISK
* AZL     The returns on growth stocks may or may not move in tandem with the returns on other categories of stocks, or the stock
  Legg    market as a whole. Growth stocks may be particularly susceptible to rapid price swings during periods of economic
  Mason   uncertainty or in the event of earnings disappointments. Further, growth stocks typically have little or no dividend
  Growth  income to cushion the effect of adverse market conditions. To the extent a growth style of investing emphasizes certain
  Fund    sectors of the market, such investments will be more sensitive to market, political, regulatory and economic factors affecting those sectors.

HEADLINE RISK
* AZL      The Subadviser seeks to acquire companies with expanding earnings at value prices. They may make such investments when a
  Davis NY company becomes the center of controversy after receiving adverse media attention. The company may be involved in
  Venture  litigation, the company's financial reports or corporate governance may be challenged, the company's annual report may
  Fund     disclose a weakness in internal controls, investors may question the company's published financial reports, greater government regulation may be contemplated, or other adverse events may threaten the company's future. While the
           Subadviser researches companies subject to such contingencies, it cannot be correct every time, and the company's stock may never recover.

INDUSTRY SECTOR RISK
* AZL      At times, the Fund may invest a significant portion of its assets in the securities of companies involved in the
  Davis NY financial services sector. By focusing on a particular sector from time to time, the Fund carries greater risk of adverse
  Venture  developments in a sector than a fund that always invests in a wide variety of sectors. Financial services companies are
  Fund     subject to extensive government regulation, which may affect their profitability in many ways, including by limiting the amount and types of loans and other commitments they can make, and the interest rates and fees they can charge. A financial services company's profitability, and therefore its stock price is especially sensitive to interest rate changes throughout the world, as well as the ability of borrowers to repay their loans. Changing regulations, continuing consolidations, and development of new products and structures are all likely to have a significant impact on financial services companies.


                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

PRINCIPAL INVESTMENT RISKS




ISSUER RISK
* Both   The value of a security may decline for a number of reasons that directly relate to the issuer, such as management
  of     performance, financial leverage, and reduced demand for the issuer's products or services.
  the
  Funds


MARKET RISK
* Both  The market price of securities owned by the Fund may go up or down, sometimes rapidly and unpredictably.  Securities may
  of    decline in value due to factors affecting securities markets generally or particular industries represented in the
  the   securities markets.  The value of a security may decline due to general market conditions that are not specifically related
  Funds to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment.  They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry.  During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously.  The value of the Fund's portfolio may fluctuate to a greater or lesser degree than fluctuations of the general stock market.  For those Funds that invest in stocks of foreign companies, the value of the Fund's portfolio will be affected by changes in foreign stock markets and the special economic and other factors that might primarily affect stock markets in particular foreign countries and regions.  Equity securities generally have greater price volatility than fixed income securities.

NON-DIVERSIFICATION RISK
* AZL    The Fund is non-diversified. This means that the percentage of its assets invested in any single issuer is not limited by
  Legg   the 1940 Act. When the Fund's assets are invested in the securities of a limited number of issuers or it holds a large
  Mason  portion of its assets in a few issuers, the value of its shares will be more susceptible to any single economic, political
  Value  or regulatory event affecting those issuers or their securities than shares of a diversified fund.
  Fund

SELECTION RISK (ALSO KNOWN AS "MANAGEMENT RISK")
* Both  The Fund is an actively managed investment portfolio.  The portfolio manager(s) make investment decisions for the Fund's
  of    assets. However, there can be no guarantee they will produce the desired results and poor security selection may cause the
  the   Fund to underperform its benchmark index or other funds with similar investment objectives.
  Funds





                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

MORE ABOUT THE FUNDS




MORE ABOUT THE FUNDS
Investors should carefully consider their investment goals and willingness to tolerate investment risk before allocating their investment among the Funds.
The Funds have the flexibility to make portfolio investments and engage in other investment techniques that are in addition to the principal strategies discussed in this prospectus. More information on the Funds' investment strategies and risks may be found in the SAI (see back cover).

Unless otherwise indicated, any percentage limitation on a Fund's holdings which is set forth in the Risk/Return Summaries above is applied only when securities of the kind in question are purchased.

In addition to the information about the Funds in the Risk/Return Summaries, investors should consider the following information about the Funds.


TEMPORARY DEFENSIVE POSITIONS
In order to meet liquidity needs or for temporary defensive purposes, each Fund may hold investments, including uninvested cash reserves, that are not part of its main investment strategy. Each of the Funds, except the Money Market Fund, may invest for temporary defensive purposes up to 100% of its total assets in money market instruments, including short-term debt securities issued by the U.S. Government and its agencies and instrumentalities, domestic bank obligations, commercial paper or in repurchase agreements secured by bank instruments (with regard to Funds that invest in foreign securities, such investments may include those of foreign governments and companies). In addition, each Fund may hold equity securities which in the Subadviser's opinion are more conservative than the types of securities in which the Fund typically invests. To the extent the Funds are engaged in temporary or defensive investments, a Fund may not achieve its investment objective.



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

FUND MANAGEMENT




FUND MANAGEMENT

THE MANAGER
Allianz Investment Management LLC serves as the Manager for the Funds pursuant to the terms of an investment management agreement. The Manager was formerly known as Allianz Life Advisers, LLC. The Manager has signed subadvisory agreements or portfolio management agreements ("Subadvisory Agreements") with various Subadvisers for portfolio management functions for the Funds. The Subadvisers manage the portfolio securities of the Funds and provide additional services including research, selection of brokers and similar services. The Manager compensates the Subadvisers for their services as provided in the Subadvisory Agreements. A discussion of the Board of Trustees' basis for approving the Funds' Investment Management Agreement with the Manager and the Subadvisory Agreements with the Subadvisers is available in the Funds' Annual Reports for the year ended December 31, 2007.

The Manager was established as an investment adviser by Allianz Life Insurance Company of North America in April 2001. The Manager does not provide investment advice with regard to selection of individual portfolio securities, but rather evaluates and selects subadvisers for the Trust, subject to the oversight of the Board of Trustees. In addition, the Manager constantly evaluates possible additional or alternative subadvisers for the Trust. The Manager currently acts as Manager of all of the Funds of the Trust. Currently, the Manager's only client other than the Trust is the Allianz Variable Insurance Products Fund of Funds Trust. As of June 30, 2008, the Manager had aggregate assets under management of $7.9 billion. The Manager monitors and reviews the activities of each of the Subadvisers.

The Manager's address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.


THE SUBADVISERS OF THE FUNDS

DAVIS SELECTED ADVISERS, L.P. ("DAVIS") is located at 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706. Davis is     AZL
controlled by its general partner, Davis Investments, LLC. Davis Investments, LLC is a holding company with no business     Davis NY
operations. Davis Investments, LLC is controlled by Christopher Davis as sole member. Christopher Davis's principal         Venture
business over the last five years has been portfolio manager. Davis has been providing investment advice since 1969. As of  Fund
December 31, 2007, Davis managed $105 billion in assets.

LEGG MASON CAPITAL MANAGEMENT, INC. ("LMCM"), is located at 100 Light Street, Baltimore, MD 21202, and was founded in 1982. AZL Legg
As of December 31, 2007, LMCM, together with its sister companies Legg Mason Funds Management, Inc., and LMM LLC, had       Mason
aggregate assets under management of $59.7 billion.                                                                         Growth
                                                                                                                            Fund

THE PORTFOLIO MANAGERS OF THE FUNDS

AZL DAVIS NY VENTURE FUND
The portfolio managers of the Fund are Christopher C. Davis and Kenneth C. Feinberg, who together serve as portfolio manager for a number of large cap value equity portfolios at the Subadviser. They are the persons primarily responsible for investing the Fund's assets on a daily basis. Mr. Davis has over 15 years experience in investment management and securities research. He joined the Subadviser in 1989. Mr. Feinberg joined the Subadviser in 1994.

AZL LEGG MASON GROWTH FUND
Robert Hagstrom has the responsibility for the day-to-day management of the Fund. He has held this position since April 2005. Mr. Hagstrom has been employed by one or more subsidiaries of Legg Mason, Inc. since 1998.





                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

FUND MANAGEMENT




MORE INFORMATION ABOUT FUND MANAGEMENT
The Manager, is a subsidiary of Allianz SE, one of the world's largest insurance and financial services companies. Allianz SE is headquartered in Munich, Germany and has operations in more than 70 countries. As of March 31, 2008, Allianz SE had third-party assets under management of $1.16 trillion. In North America, Allianz SE subsidiaries are engaged in the life insurance, property/casualty insurance, broker-dealer, banking, investment adviser, and mutual fund businesses.

The SAI has more detailed information about the Manager, the Subadvisers and other service providers. The SAI also provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Fund.


DUTIES OF THE MANAGER AND SUBADVISERS
Within the scope of an investment program approved by the Board of Trustees, the Manager oversees the AZL Funds and the selection of Subadvisers and advises on the Funds' investment policies. The Subadvisers determine which securities are bought and sold, and in what amounts. The Manager is also responsible for allocation of assets between the Equity Portfolio and Fixed Income Portfolio. However, the Subadvisers determine which securities are bought and sold, and in what amounts, for each of those portfolios and strategies. The Manager continuously monitors the performance of various investment management organizations, including the Subadvisers, and generally oversees the services provided to Allianz VIP Funds by its administrator, custodian and other service providers. Further information about the Subadvisers is included in the SAI.

The Manager is paid a fee as set forth under "Fees" below, by the Fund for its services, which includes any fee paid to the Subadvisers.

Each of these Funds and the Manager, under an order received from the Securities and Exchange Commission ("SEC") on September 17, 2002, may enter into and materially amend agreements with Subadvisers without obtaining shareholder approval. This type of structure is commonly known as a "Manager of Managers" structure. For any Fund that is relying on the order, the Manager may:
* hire one or more subadvisers;
* change subadvisers; and
* reallocate management fees between itself and subadvisers.

The Manager continues to have the ultimate responsibility for the investment performance of these Funds due to its responsibility to oversee Subadvisers and recommend their hiring, termination and replacement. No Fund will rely on the order until it receives approval from:
* its shareholders; or
* the Fund's sole initial shareholder before the Fund is available to the public, and the Fund states in its prospectus that it intends to rely on the order. The Manager will not enter into an agreement with an affiliated subadviser without that agreement, including the compensation to be paid under it, being similarly approved except as may be permitted by applicable law.


PAYMENTS TO AFFILIATED INSURANCE COMPANIES
Currently, the Funds are available as underlying investment options of variable annuity contracts and variable life insurance policies (the "Products") offered by Allianz Life Insurance Company of North America and its affiliates (the "Affiliated Insurance Companies"), which are also affiliates of the Manager. In addition to the Funds, these products include other funds for which the Manager is not the investment manager (the "Nonproprietary Funds"). The Affiliated Insurance Companies may receive payments from the sponsors of the Nonproprietary Funds as a result of including them as investment options in the Products. Similarly, the Affiliated Insurance Companies are allocated resources, including revenue earned by the Manager for providing investment management and other services to the Funds, as a result of including the Funds in the Products. The amount of payments from Nonproprietary Funds or allocations of resources from the Manager varies, and may be significant and may create an incentive for the Affiliated Insurance Companies regarding its decision of which funds to include in the Products.



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

FUND MANAGEMENT



OTHER ADMINISTRATIVE SERVICES
The Affiliated Insurance Companies provide administrative and other services to the contract and policy owners on behalf of the funds, including the Fund and the Nonproprietary Funds, that are available under the Products. The Affiliated Insurance Companies may receive payment for these services.


TRANSFER SUPPORTED FEATURES OF CERTAIN ANNUITY CONTRACTS
The Funds may be offered under certain variable annuities that have guaranteed value or benefit features that are supported by automatic transfers between investment choices available under the product (the "Transfer Supported Features"). If the Transfer Supported Features are available to you, they are described in the prospectus for your variable annuity contract. These features may be known as the Guaranteed Account Value Benefit, Guaranteed Principal Value Benefit, the PRIME Plus Benefit, the Lifetime Plus Benefit, the Lifetime Plus II Benefit, Target Date Retirement Benefit, or another name. Under the Transfer Supported Features, contract values may be rebalanced periodically. This rebalancing can cause a fund, including the Funds, to incur transactional expenses as it buys or sells securities to manage asset inflows or outflows. Also, large outflows from a fund may increase expenses attributable to the assets remaining in the fund. These increased expenses can have an adverse impact on the performance of an affected fund and on contract or policy owners who have assets allocated to it. Even if you do not participate in the Transfer Supported Programs you may be impacted if you allocate assets to a fund, including the Fund, that is affected by transfers under the Transfer Supported Features.


MANAGEMENT FEES
Each Fund paid the Manager a fee for advisory services (including subadvisory fees) during 2007 at the annual rate shown on the following table, before and after fee waivers:

                              PERCENTAGE OF AVERAGE     PERCENTAGE OF AVERAGE
                            NET ASSETS AS OF 12/31/07 NET ASSETS AS OF 12/31/07
                               BEFORE FEE WAIVERS         AFTER FEE WAIVERS
--------------------------------------------------------------------------------
 AZL Davis NY Venture Fund            0.75%                     0.75%
--------------------------------------------------------------------------------
 AZL Legg Mason Growth Fund           0.85%                     0.80%
--------------------------------------------------------------------------------

LEGAL PROCEEDINGS
As of May 1, 2008 the Manager is not aware of any material pending legal proceedings, other than routine litigation incidental to the conduct of their respective businesses, to which the Fund, the Manager or the principal underwriter is a party.

DAVIS SELECTED ADVISERS, L.P.
To the best of its knowledge, the Subadviser is not a party to any material pending legal proceedings, other than ordinary routine litigation incidental to the business.

LEGG MASON CAPITAL MANAGEMENT, INC.
To the best of its knowledge, the Subadviser is not a party to any material pending legal proceedings, other than ordinary routine litigation incidental to the business.


THE ADMINISTRATOR AND DISTRIBUTOR
Citi Fund Services Ohio, Inc. ("CFSO," formerly BISYS Fund Services Ohio, Inc.), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Funds' administrator, transfer agent and fund accountant. Administrative services of CFSO include providing office space, equipment and clerical personnel to the Funds and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, serves as the Funds' distributor. ALFS is affiliated with the Manager.



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

FUND MANAGEMENT



OTHER DISTRIBUTION SERVICES
The Affiliated Insurance Companies may make payments for distribution services to other companies, including their affiliates, to provide certain distribution related services for the Funds. The companies that receive such payments may in turn, pay any or all of these fees to their registered representatives who have provided distribution services. The payments made for distribution services under these agreements are paid by the Affiliated Insurance Companies and are not paid out of Fund assets.


THE CUSTODIAN
The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675 serves as custodian to the Fund. The Northern Trust Company is paid certain fees and reimbursed for certain out-of-pocket expenses for its services. Fees paid by the Fund for these services are included under "Other Expenses" in the Fees and Expenses table for each Fund.

The SAI provides additional information about the services provided to the Funds.



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

SHAREHOLDER INFORMATION




SHAREHOLDER INFORMATION

PRICING OF FUND SHARES
The price of each fund share is based on its Net Asset Value (NAV). The NAV is the current value of a share in a mutual fund. The NAV is calculated by adding the total value of a Fund's investments and other assets, subtracting its liabilities, and then dividing that figure by the number of outstanding shares of the Fund:

    NAV = (Total Assets - Liabilities) {divide} Number of Shares Outstanding

Per share NAV for each Fund, other than the Money Market Fund, is determined and its shares are priced at the close of regular trading on the New York Stock Exchange, normally at 4:00 p.m. Eastern Time, on days the NYSE is open.

The securities (other than short-term debt securities) of the Funds are generally valued at current market prices. Also, if market quotations are not available, or if an event occurs after the pricing of a security has been established that would likely cause the value to change, the value of the security may be priced at fair value as determined in good faith by or at the direction of the Funds' Trustees.

Foreign securities held by the Funds are valued on a daily basis using a fair valuation program approved by the Funds' Trustees. The fair valuation program includes processes administered by an independent pricing agent (based upon changes in certain markets, indices, and/or securities, if applicable) that may result in a value different from the last closing price of such foreign security on its principal overseas market or exchange.

The effect of using fair value pricing is that the Fund's NAV will be subject to the judgment of the Board of Trustees or its designees instead of being determined by the market. In addition, foreign securities acquired by a Fund may be valued in foreign markets on days when the Fund's NAV is not calculated. In such cases, the NAV of a Fund may be significantly affected on days when investors cannot buy or sell shares.


PURCHASE AND REDEMPTION OF SHARES
Investors may not purchase or redeem shares of the Funds directly, but only through the variable annuity contracts offered through the separate accounts of participating insurance companies. You should refer to the prospectus of the participating insurance company's variable for information on how to purchase a variable annuity contract, how to select specific VIP Funds as investment options for your contract and how to redeem monies from the Funds.

THE DISTRIBUTOR MAY REJECT A PURCHASE ORDER IF IT CONSIDERS IT IN THE BEST INTEREST OF THE FUND AND ITS SHAREHOLDERS. The factors considered by the Distributor will include those described under the "Market Timing" section below.

Orders for the purchase and redemption of shares of a Fund received before the NYSE closes are effected at the per share NAV determined as of the close of trading on the NYSE (generally 4:00 p.m. Eastern Time) that day. Orders received after the NYSE closes are processed at the next calculated NAV.
Payment for redemption will be made by the Funds within 7 days after the request is received.

The Funds may suspend the right of redemption under certain extraordinary circumstances in accordance with the rules of the Securities and Exchange Commission. The Funds do not assess any fees when they sell or redeem their shares.

The right of purchase and redemption of Fund shares may also be restricted in accordance with the market timing policy of the Trust as described under the "Market Timing" section below, and the market timing policy of the separate accounts of participating insurance companies. Please refer to your contract prospectus for the market timing policy of the separate account for your contract.

Each Fund reserves the right to make payment in securities rather than cash, known as "redemption in kind." This could occur under extraordinary circumstances, such as a large redemption that could affect Fund operations (for example, more than 1% of a Fund's net assets). If a Fund deems it advisable for the benefit of all shareholders, redemption in kind will consist of securities equal in market value to your shares. When you convert these securities to cash, you will pay brokerage charges.



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

SHAREHOLDER INFORMATION




MARKET TIMING
The Board of Trustees has adopted a policy that the Funds will not knowingly permit market timing or other abusive short-term trading practices. Market timing is frequent or short-term trading activity by certain investors in a fund intending to profit at the expense of other investors in the same fund by taking advantage of pricing inefficiencies that can prevent a fund's share price from accurately reflecting the value of its portfolio securities. For example, investors may engage in short-term trading in funds that invest in securities which trade on overseas securities markets to take advantage of the difference between the close of the overseas markets and the close of the U.S. markets. This type of short-term trading is sometimes referred to as "time-zone arbitrage." Funds that invest in other securities which are less liquid, or are traded less often, may be vulnerable to similar pricing inefficiencies.

Market timing and other abusive short-term trading practices may adversely impact a fund's performance by preventing portfolio managers from fully investing the assets of the fund, diluting the value of shares, or increasing the fund's transaction costs. To the extent that certain of the Funds have significant holdings in foreign securities (including emerging markets securities), small cap stocks, or high yield bonds, or any combination thereof, the risks of market timing may be greater for those Funds than for other Funds. The Funds are offered only through variable annuity contracts and life insurance policies, and shares of the Funds are held in subaccounts of affiliated insurance companies. Because Fund transactions are processed by those insurance companies, rather than by the Trust, the Board of Trustees has not adopted procedures to monitor market timing activity at the Fund level, but rather has approved monitoring procedures designed to detect and deter market timing activities at the contract or policy level.

Your variable annuity or variable life insurance prospectus contains a description of the market timing detection and deterrence policy at the contract or policy level. Please refer to your annuity contract or life insurance policy prospectus for specific details on transfers between accounts.

The procedures that are designed to detect and deter market timing activities at the contract or policy level cannot provide a guarantee that all market timing activity will be identified and restricted. In addition, state law and the terms of some contracts and policies may prevent or restrict the effectiveness of the market timing procedures from stopping certain market timing activity. Market timing activity that is not identified, prevented, or restricted may adversely impact the performance of a Fund.


DISTRIBUTION (12B-1) FEES
12b-1 fees compensate the Distributor and other dealers and investment representatives for services and expenses relating to the distribution of the Funds' shares in connection with the variable products through which Fund shares are sold. 12b-1 fees are paid from Fund assets on an ongoing basis. Over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. The Funds pay an annual Rule 12b-1 fee in the maximum amount of 0.25% of their average daily net assets.


DIVIDENDS, DISTRIBUTIONS AND TAXES
Any income a Fund receives is paid out, less expenses, in the form of dividends to its shareholders. Shares begin accruing dividends on the day they are purchased. Income dividends are usually paid annually. Capital gains for the Funds are distributed at least annually.

All dividends and capital gain distributions will be automatically reinvested in additional shares of a Fund at the NAV of such shares on the payment date.

Each Fund is treated as a separate corporate entity for tax purposes. Each Fund intends to elect to be treated as a regulated investment company and each Fund intends to qualify for such treatment for each taxable year under Subchapter M of the Internal Revenue Code of 1986, as amended. In addition, each Fund will diversify its investments so that on the last day of each quarter of a calendar year, no more than 55% of the value of its total assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. For this purpose, securities of a given issuer generally are treated as one investment and each U.S. Government agency or instrumentality is treated as a separate issuer. Any security issued, guaranteed, or insured (to the extent so guaranteed or insured) by the U.S. Government or an



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

SHAREHOLDER INFORMATION



agency or instrumentality of the U.S. Government is treated as a security issued by the U.S. Government or its agency or instrumentality, whichever is applicable. If a Fund fails to meet this diversification requirement, income with respect to variable insurance contracts invested in the Fund at any time during the calendar quarter in which the failure occurred could become currently taxable to the owners of the contracts. Similarly, income for prior periods with respect to such contracts also could be taxable, most likely in the year of the failure to achieve the required diversification. Provided that a Fund and a separate account investing in the Fund satisfy applicable tax requirements, any distributions from the Fund to the separate account will be exempt from current federal income taxation to the extent that such distributions accumulate in a variable annuity contract.

Persons investing in variable annuity contracts should refer to the prospectuses with respect to such contracts for further information regarding the tax treatment of the contracts and the separate accounts in which the contracts are invested.



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

FINANCIAL HIGHLIGHTS




FINANCIAL HIGHLIGHTS
The financial highlights tables are intended to help you understand the financial performance of the Funds for the periods shown. Certain information reflects financial results for a single Fund share. The total returns in the tables represent returns that you would have earned (or lost) on an investment in the indicated Fund (assuming reinvestment of all dividends and distributions). The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If insurance contract charges were included, the return would be reduced.

This information has been derived from information audited by KPMG LLP, independent registered public accounting firm, whose report, along with the Funds' financial statements, are included in the Annual Report to Shareholders and incorporated by reference into the Statement of Additional Information.
This should be read in conjunction with those financial statements. Copies of such Annual Report are available without charge upon written request from the Funds at 3435 Stelzer Road, Columbus, Ohio 43219, or by calling toll free 1-877-833-7113.



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

FINANCIAL HIGHLIGHTS



AZL DAVIS NY VENTURE FUND
(SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)

                                                                      YEAR ENDED DECEMBER 31,
                                                            2007      2006      2005      2004      2003
NET ASSET VALUE, BEGINNING OF PERIOD                      $ 13.61   $ 11.99   $ 11.13   $ 10.10   $ 7.86
INVESTMENT ACTIVITIES:
Net Investment Income/(Loss) .....                          0.11      0.06      0.03      0.06      0.06
Net Realized and Unrealized Gains/(Losses) on Investments   0.47      1.59      1.04      1.00      2.24
Total from Investment Activities..                          0.58      1.65      1.07      1.06      2.30
DIVIDENDS TO SHAREHOLDERS FROM:
Net Investment Income.............                          (0.06)    (0.03)    (0.01)    (0.03)    (0.06)
Net Realized Gains................                          -         -         (0.20)    -         -
Total Dividends...................                          (0.06)    (0.03)    (0.21)    (0.03)    (0.06)
NET ASSET VALUE, END OF PERIOD....                        $ 14.13   $ 13.61   $ 11.99   $ 11.13   $ 10.10
TOTAL RETURN(A) ..................                          4.15%     13.91%    9.68%     10.56%    29.43%
RATIOS TO AVERAGE NET ASSETS/ SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's)                        $ 572,298 $ 538,315 $ 348,036 $ 152,470 $ 48,998
Net Investment Income/(Loss) .....                          0.82%     0.61%     0.54%     0.65%     0.80%
Expenses Before Reductions(b) ....                          1.09%     1.12%     1.20%     1.20%     1.39%
Expenses Net of Reductions........                          1.09%     1.12%     1.20%     1.18%     1.10%
Expenses Net of Reductions(c) ....                          1.09%     1.12%     1.20%     N/A       N/A
Portfolio Turnover Rate...........                          14.67%    8.49%     3.62%     57.45%    21.56%


(a) The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
(b) During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(c) Expenses net of reductions excludes expenses paid indirectly.

AZL LEGG MASON GROWTH FUND
(SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)

                                                             YEAR ENDED DECEMBER 31,
                                                  2007      2006      2005      2004      2003
NET ASSET VALUE, BEGINNING OF PERIOD...         $ 11.94   $ 12.34   $ 11.24   $ 10.40   $ 7.62
INVESTMENT ACTIVITIES:
Net Investment Income/(Loss) ..........           (0.02)    (0.03)    (0.04)    (0.05)    (0.03)
Net Realized and Unrealized Gains/(Losses) on     1.81      0.07      1.28      0.89      2.81
Investments
Total from Investment Activities.......           1.79      0.04      1.24      0.84      2.78
DIVIDENDS TO SHAREHOLDERS FROM:
Net Realized Gains.....................           (0.25)    (0.44)    (0.14)    -         -
Total Dividends.......................            (0.25)    (0.44)    (0.14)    -         -
NET ASSET VALUE, END OF PERIOD........          $ 13.48   $ 11.94   $ 12.34   $ 11.24   $ 10.40
TOTAL RETURN(A) ......................            15.02%    0.70%     11.06%    8.08%     36.48%
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's) ...          $ 194,457 $ 96,396  $ 79,579  $ 49,355  $ 30,276
Net Investment Income/(Loss) .........            (0.19)%   (0.32)%   (0.50)%   (0.51)%   (0.55)%
Expenses Before Reductions(b) ........            1.21%     1.32%     1.30%     1.35%     1.63%
Expenses Net of Reductions............            1.15%     1.28%     1.30%     1.27%     1.20%
Expenses Net of Reductions(c) ........            1.16%     1.29%     1.30%     N/A       N/A
Portfolio Turnover Rate...............            64.21%    39.53%    106.33%   138.77%   139.34%


(a) The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
(b) During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(c) Expenses net of reductions excludes expenses paid indirectly.


                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008

THIS PROSPECTUS IS INTENDED FOR USE ONLY WHEN ACCOMPANIED OR PRECEDED BY A VARIABLE PRODUCT PROSPECTUS.


FOR MORE INFORMATION ABOUT THE FUNDS
THE FOLLOWING DOCUMENTS ARE AVAILABLE FREE UPON REQUEST:
ANNUAL/SEMI-ANNUAL REPORTS (SHAREHOLDER REPORTS):
Each Fund's annual and semi-annual reports to shareholders will contain additional information about the Funds' investments. In the annual reports, once they are available, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year.

PROXY VOTING RECORDS
Once they are available, information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available without charge.

STATEMENT OF ADDITIONAL INFORMATION (SAI):
The SAI provides more detailed information about the Funds, including their respective operations and investment policies. It is incorporated by reference and is legally considered a part of this Prospectus.

YOUR REQUEST FOR FREE DOCUMENTS MAY BE MADE IN THE FOLLOWING WAYS:

SHAREHOLDER  Contact a broker or investment               Contact the Funds        Access the Allianz Life website at:
REPORTS      adviser that sells products                  at:                      HTTPS://WWW.ALLIANZLIFE.COM
AND THE SAI  that offer the Funds.                        3435 STELZER
                                                          ROAD, COLUMBUS,
                                                          OHIO 43219
                                                          (TOLL-FREE) 1-
                                                          877-833-7113

PROXY VOTING    Access the Allianz Life website at: HTTPS://WWW.ALLIANZLIFE.COM
RECORDS

INFORMATION FROM THE SECURITIES AND EXCHANGE COMMISSION:
You can obtain copies of Fund documents from the SEC as follows:

IN PERSON:
Public Reference Room in Washington, D.C. For hours of operation, call 1-202-551-8090.

BY MAIL:
Securities and Exchange Commission
Public Reference Section
100 F Street NE
Washington, D.C. 20549

ON THE EDGAR DATABASE VIA THE INTERNET:
www.sec.gov

BY ELECTRONIC REQUEST:
publicinfo@sec.gov.

The SEC charges a fee to copy any documents.





Investment Company Act file no. 811-09491



                The Allianz Variable Insurance Products Trust
                Prospectus {diamond-suit} September __, 2008